Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Corporate Property Associates 18 – Global Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CPA®:18 GLOBAL

2019 Proxy Statement

Corporate Property Associates 18 – Global

W. P. CAREY

Notice of Annual Meeting of Stockholders to be Held Thursday, June 6, 2019

April 22, 2019

Dear CPA:18 – Global Stockholder,

On Thursday, June 6, 2019, Corporate Property Associates 18 – Global Incorporated, a Maryland corporation ("CPA:18 – Global"), will hold its 2019 Annual Meeting of Stockholders (the "Annual Meeting") at CPA:18 – Global's executive offices, 50 Rockefeller Plaza, New York, New York, 10020. The meeting will begin at 12:00 p.m. local time.

We are holding the Annual Meeting:

•
to consider and vote upon a proposal to elect three Directors to serve until the 2020 annual meeting and until their respective successors are duly elected and qualify;

•
to ratify the appointment of PricewaterhouseCoopers LLP as CPA:18 – Global's Independent Registered Public Accounting Firm for 2019; and

•
to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only stockholders of record who owned stock at the close of business on April 10, 2019 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

CPA:18 – Global mailed this Proxy Statement, proxy card and its Annual Report to stockholders on or about May 1, 2019.

By Order of the Board of Directors

Susan C. Hyde
Chief Administrative Officer and Corporate Secretary

HOW TO VOTE

INTERNET	PHONE	MAIL	IN PERSON
Whether or not you attend, it is important that your shares be represented and voted at the Annual Meeting.

You may vote your shares by using the telephone or through the Internet, as described in the enclosed proxy card. You may also vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the business reply envelope provided. If you attend the Annual Meeting, you may withdraw your previously submitted proxy and vote in person.

Important Notice Regarding Availability of Proxy Materials For the 2019 Annual Meeting of Shareholders to Be Held on June 6, 2019:
This Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

1	Questions & Answers

3	Proposal One: Election of Directors

	3	Nominating Procedures

	4	Nominees for the Board of Directors

7	Executive Officers

8	Governance Matters

	8	Board's Role in Risk Oversight and its Leadership Structure

	8	Board Meetings and Directors' Attendance

	8	Code of Ethics

	8	Certain Relationships and Related Transactions

	9	Policies and Procedures With Respect to Related Party Transactions

	10	Stockholder Communications

11	Compensation of Directors and Executive Officers—Fiscal 2018

	11	Board Report on Executive Compensation

	11	Compensation Committee Interlocks and Insider Participation

12	Securities Ownership of Certain Beneficial Owners, Directors and Management

12	Section 16(a) Beneficial Ownership Reporting Compliance

13	Audit Committee Matters

14	Report of the Audit Committee

	15	Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2018 and 2017

	15	Pre-Approval by Audit Committee

16	Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

CORPORATE PROPERTY ASSOCIATES 18 – GLOBAL INCORPORATED

PROXY STATEMENT
APRIL 22, 2019

Questions & Answers

The accompanying proxy is solicited by the Board of Directors of CPA:18 – Global, a Maryland corporation, for use at its 2019 Annual Meeting to be held on June 6, 2019 at 50 Rockefeller Plaza, New York, New York, 10020 at 12:00 p.m. local time, or any postponement or adjournment thereof. As used herein, "CPA:18 – Global," the "Company," "we" and "us" refer to Corporate Property Associates 18 – Global Incorporated.

Who is soliciting my proxy?

The Board of Directors of CPA:18 – Global is sending you this Proxy Statement and enclosed proxy card.

Who is entitled to vote at the Annual Meeting?

Stockholders of record of CPA:18 – Global as of the close of business on April 10, 2019 (the "Record Date") are entitled to vote at the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

How many shares may vote?

At the close of business on the Record Date, CPA:18 – Global had 115,444,107 Class A shares outstanding and 31,840,141 Class C shares outstanding, all of which were entitled to vote. Every stockholder of both Class A and Class C shares is entitled to one vote for each share held.

How do I vote?

You may vote your shares by either attending the Annual Meeting or authorizing a proxy by mail, by telephone or on the Internet. To authorize a proxy, sign and date the enclosed proxy card and return it in the enclosed envelope, or follow the instructions on the enclosed proxy card for authorizing your proxy by telephone or on the Internet. If you return your proxy card by mail but fail to mark your voting preference, your shares will be voted FOR each of the nominees listed in Proposal One and FOR the ratification of the appointment of our independent registered public accounting firm in Proposal Two, and in the discretion of the proxy holders if any other matter properly comes before the meeting. We suggest that you return a proxy card even if you plan to attend the Annual Meeting.

May I revoke my proxy?

Yes, you may revoke your proxy at any time before the meeting by notifying CPA:18 – Global's Chief Administrative Officer and Secretary, Susan C. Hyde, in writing or submitting a new proxy card, or by voting in person at the Annual Meeting. The mailing address of CPA:18 – Global is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. Because we are a widely held Company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

What is a quorum?

A quorum is the presence, either in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting. There must be a quorum for the meeting to be held. In accordance with Maryland law, abstentions, withholds and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. For purposes of determining the approval of any matter submitted to the stockholders for a vote, however, the election inspectors will treat abstentions and broker non-votes as unvoted.

Proxy Statement and Notice of 2019 Annual Meeting      |     1

Questions & Answers

What vote is needed to approve the election of each of the nominees as Director and the ratification of the appointment of the independent registered public accounting firm?

The affirmative vote of the holders of a majority of our shares, present in person or by proxy, at a duly called meeting of stockholders is required to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected. No stockholder shall have the right to cumulative votes.

Similarly, the affirmative vote of a majority of the votes cast by shares present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.

Unless otherwise required by our Charter or Maryland law, other matters properly submitted for approval by the stockholders must receive the affirmative vote of a majority of the votes cast at the Annual Meeting.

How is my vote counted?

If you properly execute a proxy card in the accompanying form and we receive it prior to voting at the Annual Meeting, the shares that the proxy represents will be voted in the manner specified on the proxy card. If no specification is made, the shares will be voted FOR the nominees for Director in Proposal One, FOR the ratification of the appointment of our independent registered public accounting firm in Proposal Two and as recommended by the Board of Directors with regard to all other matters in its discretion.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, who will determine whether or not a quorum is present.

How will voting on stockholder proposals be conducted?

We do not know of other matters that are likely to be brought before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy card gives authority to the persons named therein to vote your shares on those matters in accordance with their discretion.

Who will pay the cost for this proxy solicitation and how much will it cost?

CPA:18 – Global will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our advisor and affiliate, Carey Asset Management Corp., and/or its affiliates (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. We intend to retain a solicitation firm, Broadridge Investor Communications Solutions, Inc., to assist in the solicitation of proxies for a fee estimated to be up to $40,000, plus out-of-pocket expenses. We may ask banks, brokers, and other custodians, nominees and fiduciaries to forward copies of the Proxy Statement to their principals and request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

2      |     Proxy Statement and Notice of 2019 Annual Meeting

Proposal One: Election of Directors

At the Annual Meeting, you and the other stockholders will elect three Directors, each to hold office until the next Annual Meeting of stockholders and until his or her successor is duly elected and qualifies, except in the event of death, resignation or removal. If a nominee is unavailable for election, the Board of Directors may reduce its size or designate a substitute.

If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Each of the nominees is currently a member of the Board of Directors.

In Memoriam

We remember Dr. Marshall E. Blume (1941-2019); former director of CPA:18 – Global and other CPA programs; lifelong scholar and dear friend.

The Board recommends a vote FOR each of the nominees.

Nominating Procedures

CPA:18 – Global's Board of Directors has not designated a separate nominating committee. The Board of Directors does not believe that a separate nominating committee is necessary because the full Board of Directors develops and reviews background information for all candidates for the Board of Directors, including those recommended by stockholders. Pursuant to our Charter, the Independent Directors act together to evaluate and nominate other Independent Directors. If there are no Independent Directors at a particular time, then Independent Directors shall be nominated by the full Board of Directors.

Any stockholders entitled to vote at any regular or special meeting of stockholders may recommend Director candidates for inclusion by the Board of Directors in the slate of nominees that the Board of Directors recommends to stockholders for election. The qualifications of recommended candidates will be reviewed by the Board of Directors. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election as a Director by the stockholders, his or her name will be included in the Proxy Statement and proxy card for the stockholder meeting at which his or her election is recommended.

Assuming that appropriate biographical and background material is provided for Director candidates recommended by stockholders, the Board of Directors will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board of Directors or by other persons. The process followed by the Board of Directors to identify and evaluate candidates includes requests to Board of Directors members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Board of Directors. The Board of Directors is authorized to retain advisors and consultants to aid them in such processes and to compensate them for their services. The Board of Directors did not retain any such advisor or consultant during 2018.

In considering whether to recommend any candidate for inclusion in the Board of Directors' slate of recommended Director nominees, including candidates recommended by stockholders, the Board of Directors will apply the criteria set forth in our Charter and will also consider the candidate's integrity, business acumen, age, experience, diligence, potential conflicts of interest and the ability to act in the interests of all stockholders. The Board of Directors does not assign specific weights to particular criteria and no particular criterion is

Proxy Statement and Notice of 2019 Annual Meeting      |     3

Proposal One: Election of Directors

necessarily applicable to all prospective nominees. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of the Directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Stockholders may nominate individuals for election to the Board of Directors by complying with the notice procedures set forth in our Bylaws. Please see the section titled "Stockholder Communications" in this Proxy Statement for a description of the notice procedures and the address to which such notice should be sent.

The nominating stockholder's notice must set forth, as to each individual whom the stockholder proposes to nominate for election or re-election as a Director:

•
the name, age, business address and residence address of such individual;

•
the class, series and number of any shares of CPA:18 – Global stock that are beneficially owned by such individual;

•
the date such shares were acquired and the investment intent of such acquisition; and

•
all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

Also, the stockholder giving notice must provide:

•
as to such stockholder and any Stockholder Associated Person*: the class, series and number of all shares of CPA:18 – Global stock owned, if any; and if any shares are owned beneficially, but not of record, the nominee holder and number of shares owned;

•
as to such stockholder and any Stockholder Associated Person, the name and address of such stockholder, as they appear on CPA:18 – Global's stock ledger; and the current name and address, if different, of such Stockholder Associated Person; and

•
to the extent known by such stockholder, the name and address of any other stockholder supporting the nominee for election or re-election as a Director.

The Board of Directors may require any proposed nominee to furnish such other information as may reasonably be required by CPA:18 – Global or the Board of Directors to determine the eligibility of such proposed nominee to serve as a Director. The Board of Directors will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis. The chairman of the meeting of stockholders held for purposes of voting on the proposed nominee's election shall, if the facts warrant, determine and declare to the stockholders at such meeting that a nomination was not made in accordance with the foregoing procedures and that such defective nomination shall be disregarded.

Nominees for the Board of Directors

Unless otherwise specified, proxies will be voted FOR the election of the named nominees.

Detailed biographical and other information on each nominee for election to the Board of Directors is provided below. Following each nominee's biographical information, we have provided information concerning the particular attributes, experience and/or skills that have led the Board of Directors to determine that each nominee should serve as a Director.

*
"Stockholder Associated Person" of any stockholder means: (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder; (ii) any beneficial owner of shares of CPA:18 – Global stock owned of record or beneficially by such stockholder; and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

4      |     Proxy Statement and Notice of 2019 Annual Meeting

Nominees for the Board of Directors

JASON E. FOX Age: 46 Director Since 2018
Mr. Fox has served as Chief Executive Officer, President and a Director of the Company since January 2018. Since that same date, he has also served as Chief Executive Officer and a Director of W. P. Carey Inc. ("WPC"), the parent company of our advisor; as well as Chairman and a Director of Carey Watermark Investors Incorporated ("CWI 1") and Carey Watermark Investors 2 Incorporated ("CWI 2"), each a publicly owned, non-listed real estate investment trust advised by subsidiaries of WPC. Mr. Fox also served as Chief Executive Officer, President and a Director of Corporate Property Associates 17 – Global Incorporated ("CPA:17 – Global") from January 2018 until its merger with WPC on October 31, 2018. Mr. Fox brings to the Board of Directors over 17 years of business and investment experience, having been responsible, most recently as Head of Global Investments for WPC, for sourcing, negotiating and structuring acquisitions on behalf of WPC and its managed programs since joining WPC in 2002. He has a deep understanding of the Company's business and its investment strategies. Mr. Fox received his B.S. in Civil Engineering and Environmental Science from the University of Notre Dame and his M.B.A. from Harvard Business School. As our Chief Executive Officer, overseeing both the investment and asset management activities of the Company, Mr. Fox is able to provide information and insight about the Company's business directly to the Directors in their deliberations.

ELIZABETH P. MUNSON* Age: 62 Director Since 2013
Ms. Munson has served as an Independent Director and a member of the Audit Committee since April 2013 and as Non-Executive Chairman of the Board of Directors since May 2013. Ms. Munson also served as a Director of CPA:17 – Global from October 2007 until its merger with WPC on October 31, 2018, as well as for other prior Corporate Property Associates ("CPA") programs beginning in April 2002. Ms. Munson is the Chairman of the Board and President of Rockefeller Trust Company, N.A. and President of, and a Director of, The Rockefeller Trust Company (Delaware), having joined those companies in June 2001. Ms. Munson is also a member of the Executive Team of Rockefeller Capital Management. Prior to joining Rockefeller, she was a partner in the Private Clients Group of the law firm White & Case LLP from January 1993 to June 2001 and an associate at White & Case LLP from October 1983 to December 1992. Ms. Munson is Chair of the Board of Directors of Lenox Hill Neighborhood House; a member of the Board of Directors, Vice President and Secretary of Sheltering Arms Children and Family Services, Inc.; and a member of the Board of Directors of the Cancer Schmancer Foundation. Ms. Munson received her B.A. from Yale College, her J.D. from Harvard Law School and an LL.M (Taxation) from New York University School of Law. Ms. Munson's qualifications for service on our Board include her executive experience with a leading investment and wealth management firm, her prior legal experience and her involvement in several charitable organizations.

*
Independent Director

Proxy Statement and Notice of 2019 Annual Meeting      |     5

Nominees for the Board of Directors

RICHARD J. PINOLA* Age: 73 Director Since 2013
Mr. Pinola has served as an Independent Director and Chairman of our Audit Committee since April 2013. Mr. Pinola also served as a Director of CPA:17 – Global from July 2010 until its merger with WPC on October 31, 2018 (including as Chairman of the Audit Committee since March 2014 and as Non-Executive Chairman of the Board since December 2017), as well as for other prior CPA Programs beginning in July 2006. Mr. Pinola served as a Director (commencing 1990), Chief Executive Officer (commencing 1992) and Chairman (commencing 1994) of Right Management Consultants through 2004, when it was purchased by Manpower Inc. Prior to joining Right Management Consultants, Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company, an $8 billion diversified financial services firm. He was also a certified public accountant with PriceWaterhouse & Co. (now PricewaterhouseCoopers LLP). Mr. Pinola served as a Director of Bankrate.com from June 2011 to October 2017, having previously served in that capacity from October 2004 to September 2009. He is also on the Boards of the Visiting Nurses Association and King's College. Additionally, Mr. Pinola is a Co-Founder and Principal of Fortuna Capital Advisors, an independent investment advisory firm founded in 2008, and has served on the board of directors of GWR Medical, Inc. since January 2019. He has also served on the boards of directors of the American Lung Association, Janney Montgomery Scott LLC, the Life Office Management Association and the Horsham Clinic. Mr. Pinola was the Founder and Director of The Living Wills Archive Company and a Founder and board member of the Mutual Association for Professional Services. Mr. Pinola received his B.S. in Accounting from King's College. Mr. Pinola's qualifications for service on our Board include his extensive executive experience, his knowledge of accounting and his involvement in several charitable organizations.

*
Independent Director

6      |     Proxy Statement and Notice of 2019 Annual Meeting

Executive Officers

JASON E. FOX Age: 46 Director Since 2018	Mr. Fox became an executive officer when he became our CEO and President on January 1, 2018. Since he is also a Board member, his biography appears on page 5 in Proposal One: Election of Directors.
MALLIKA SINHA Age: 41
Ms. Sinha has served as Chief Financial Officer of the Company since March 2017. Since that same date, she has also served as a Managing Director of WPC and as the Chief Financial Officer of CPA:17 – Global (until its merger with WPC on October 31, 2018), CWI 1 and CWI 2. From February 2015 to March 2017, as Senior Vice President and then Executive Director, Ms. Sinha oversaw the Corporate Finance activities of the Company, WPC, CPA:17 – Global, CWI 1 and CWI 2. She joined WPC in June 2011 as Senior Vice President and head of Accounting Policy and oversaw the establishment of company-wide accounting policies and reviewed complex accounting transactions. Before joining WPC, Ms. Sinha started her career in 1999 with PricewaterhouseCoopers LLP and worked in its Mumbai and New York offices until 2011. At PricewaterhouseCoopers LLP, she worked in a variety of roles, last serving as Director—Transaction Services, where she advised clients on financing transactions, divestitures, and mergers and acquisitions. She is a Chartered Accountant from India and received her Bachelor of Commerce degree from the University of Mumbai, India.

Proxy Statement and Notice of 2019 Annual Meeting      |     7

Governance Matters
Board's Role in Risk Oversight and its Leadership Structure

Our advisor is charged with assessing and managing risks associated with our business on a day-to-day basis. We rely on our advisor's internal processes to identify, manage and mitigate material risks and to communicate with our Board of Directors. The Board of Directors' role is to oversee the advisor's execution of these responsibilities and to assess the advisor's approach to risk management on our behalf. In order to review and understand risk identification, management and mitigation strategies, the Board of Directors and the Audit Committee receive reports at their regular meetings from representatives of our advisor on areas of material risk to CPA:18 – Global.

We maintain separate roles for our Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. Our Non-Executive Chairman of the Board, Ms. Munson, presides over meetings of the full Board of Directors and, when necessary, acts as the primary liaison between our Independent Directors and our advisor. Our Independent Directors meet regularly in executive session and maintain an open line of communication with our Chief Executive Officer. The Board of Directors appointed Ms. Munson as its Non-Executive Chairman in May 2013. The Board of Directors believes that Ms. Munson is well-suited for her role as Chairman based on her extensive board and executive level experience.

Our Chief Executive Officer, who is also the Chief Executive Officer of WPC, has general responsibility for implementing our policies and for the management of our business and affairs. Mr. Fox has served as our Chief Executive Officer and President, as well as a member of the Board of Directors, since January 1, 2018.

Board Meetings and Directors' Attendance

There were four regular Board of Directors meetings, four additional Board of Director meetings and eight Audit Committee meetings held in 2018, and each Director attended at least seventy-five percent of the aggregate Audit Committee meetings and Board meetings held during the year while he or she was a Director. Our Board of Directors does not have standing nominating or compensation committees. Although there is no specific policy regarding Director attendance at meetings of stockholders, Directors are invited and encouraged to attend. All of our Directors attended the 2018 annual meeting of stockholders held on June 13, 2018.

Code of Ethics

CPA:18 – Global's Board of Directors has adopted a Code of Ethics that sets forth the standards of business conduct and ethics applicable to all of our officers, including our Executive Officers and Directors. This code is available on the Company's website (www.cpa18global.com) in the "Corporate Governance" section. We also intend to post amendments to or waivers from the Code of Ethics at this location on the website.

Certain Relationships and Related Transactions

On January 1, 2018, Mr. Fox became our Chief Executive Officer and President, as well as a member of the Board of Directors. On that same date, he also became Chief Executive Officer and a member of the Board of Directors of WPC.

During 2018, we retained our advisor to provide advisory services in connection with identifying, evaluating, negotiating, financing, purchasing and disposing of investments, and to perform day-to-day management services and certain administrative duties for us. Pursuant to the advisory agreement, the advisor earns asset management and other fees, and an affiliate of the advisor holds a membership interest in our operating partnership that entitles it to certain cash distributions. Asset management fees are payable in cash or shares of our Class A common stock at our option, after consultation with the advisor. For 2018, we paid our advisor its asset management fees in shares of our Class A common stock.

During 2018, we paid the advisor approximately $12.1 million in asset management fees. Our operating partnership paid approximately $9.7 million in distributions of available cash to an affiliate of our

8      |     Proxy Statement and Notice of 2019 Annual Meeting

Governance Matters

advisor pursuant to the operating partnership agreement.

In addition, in return for performing services related to CPA:18 – Global's investment acquisitions, the advisor is paid acquisition fees for making investments or for the development or construction of properties (a portion of which is payable upon acquisition of investments, with the remainder subordinated to a preferred return threshold). During 2018, in connection with the acquisition of investments, we capitalized current and deferred acquisition fees of approximately $9.4 million and $7.5 million, respectively.

During 2018, we made payments of deferred acquisition fees (including interest) to our advisor totaling $5.5 million. At December 31, 2018, unpaid installments of current and deferred acquisition fees (including interest) totaled approximately $8.7 million. Pursuant to the advisory agreement, the cumulative total acquisition costs that we incur, including acquisition fees paid to the advisor, may not exceed 6.0% of the aggregate contract purchase price of all investments, which is measured at the end of each year. As of the year ended December 31, 2018, cumulative total acquisition costs did not exceed 6.0%. In addition, our Advisor may be entitled to receive a disposition fee upon sale of assets equal to the lesser of (i) 50.0% of the competitive real estate commission (as defined in the advisory agreement) or (ii) 3.0% of the contract sales price. Such disposition fees are paid at the discretion of our board of directors; we did not pay any disposition fees during 2018.

We pay an on-going annual distribution and shareholder servicing fee in connection with our Class C shares to selected dealers equal to 1.0% of the net asset value per share ("NAV") of our Class C shares. The distribution and shareholder servicing fee accrues daily and is payable quarterly in arrears. We will no longer incur the distribution and shareholder servicing fee beginning on the date at which, in the aggregate, underwriting compensation from all sources, including the distribution and shareholder servicing fee, any organizational and offering fee paid for underwriting and underwriting compensation paid by WPC and its affiliates, equals 10.0% of the gross proceeds from our initial public offering, which we have not yet reached. During 2018, we made payments for the distribution and shareholder servicing fee totaling approximately $2.1 million.

We own interests in property-owning entities ranging from 50% to 99%, with the remaining interests held by WPC or third parties.

Because we do not have our own employees, the advisor employs, directly and through its affiliates, officers and other personnel to provide services to us, including our Executive Officers. During 2018, we incurred approximately $4.2 million (approximately $1.1 million of which was capitalized) payable to the advisor or its affiliates to cover (i) personnel expenses, which includes both cash compensation and employee benefits, but excludes amounts paid by the advisor to the Executive Officers (which are not reimbursable by us) and (ii) certain other overhead expenses, such as office rental expenses, which we pay a proportionate share of based on our gross revenues.

In July 2016, our Board of Directors and WPC's Board of Directors approved unsecured loans from WPC to us for acquisition funding purposes of up to $50.0 million in the aggregate, at a rate equal to the rate at which WPC can borrow funds under its senior credit facility. Any such loans are made solely at the discretion of WPC's management. At December 31, 2018, we had no such loans outstanding from WPC.

Policies and Procedures With Respect to Related Party Transactions

All of the transactions that we enter into with related persons, such as our Directors, Officers, and their immediate family members, must be, after disclosure of such affiliation, approved or ratified by a majority of our Directors (including a majority of our Independent Directors) who are not otherwise interested in the transaction. Such Directors and Independent Directors must determine that (i) the transaction is in all respects on such terms as, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our stockholders, and (ii) the terms of such transaction are at least as favorable as the terms then prevailing for comparable transactions made on an arm's-length basis.

Proxy Statement and Notice of 2019 Annual Meeting      |     9

Governance Matters

In addition, our Charter provides that we may purchase or lease assets from WPC, our advisor, our Directors or affiliates of any of the foregoing if a majority of our Directors (including a majority of our Independent Directors) not otherwise interested in the transaction determines that: (i) such transaction is fair and reasonable to us and at a price equal to the cost of the asset to WPC, our advisor, our Directors or their affiliates, or (ii) if the price to us is in excess of such cost, that there is a substantial justification for such excess and such excess is reasonable.

Stockholder Communications

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances and subject to any required assistance or advice from legal counsel, Ms. Susan C. Hyde, Chief Administrative Officer and Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Directors as she considers appropriate. This monitoring process has been approved by our Independent Directors.

We must receive at our principal executive offices any proposal that a stockholder intends to present at CPA:18 – Global's annual meeting to be held in 2020 (the "2020 Annual Meeting") no later than January 2, 2020 in order to be included in CPA:18 – Global's Proxy Statement and form of proxy relating to the 2020 Annual Meeting pursuant to Securities and Exchange Commission ("SEC") Rule 14a-8 under the Exchange Act.

In addition, nominations by stockholders of candidates for Director or proposals of other business by stockholders, whether or not intended to be included in our proxy materials, must be submitted in accordance with our Bylaws in order to be considered at our 2020 Annual Meeting. Our Bylaws currently provide that, in order to bring any business or nominations before an annual meeting of stockholders, the stockholder must give timely notice of such nomination or proposal in writing to the Secretary of CPA:18 – Global. To be timely, a stockholder's notice must contain all the information set forth in Section 11 of Article II of our Bylaws and be delivered to the Secretary of CPA:18 – Global at our principal executive offices not earlier than 150 days nor later than 5:00 p.m., New York City Time, on the 120th day prior to the first anniversary of the mailing of the notice for the preceding year's annual meeting (unless the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year's annual meeting, in which case the notice must be delivered to our Secretary not earlier than 150 days prior to the date of the annual meeting and not later than 5:00 p.m., New York City Time, on the later of the 120th day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made). Accordingly, under our current Bylaws, a stockholder nomination or proposal intended to be considered at the 2020 Annual Meeting must be received by us no earlier than December 3, 2019 and not later than 5:00 p.m., New York City Time on January 2, 2020. Our Secretary will provide a copy of our Bylaws upon written request and without charge.

Stockholders and other interested persons who wish to send communications on any topic to the Board of Directors should address such communications in care of Ms. Susan C. Hyde, Chief Administrative Officer and Secretary, Corporate Property Associates 18 – Global Incorporated, 50 Rockefeller Plaza, New York, NY 10020.

10      |     Proxy Statement and Notice of 2019 Annual Meeting

Compensation of Directors and Executive Officers—Fiscal 2018

We have no employees. Day-to-day management functions are performed by our advisor. We have not paid, and do not intend to pay, any compensation to our Executive Officers for their service as officers. While we do not reimburse our advisor for compensation or benefits paid to our Executive Officers, we do reimburse our advisor for the services of personnel other than our Executive Officers. Please see the section titled "Certain Relationships and Related Transactions" for a description of the contractual arrangements between us and our advisor and its affiliates.

In 2018, each Director (who was not an officer) was paid an annual cash retainer of $50,000 and an annual grant of $25,000 of shares of common stock (valued based upon the most recently published estimated NAV of our Class A shares). In addition, the Chairman of our Audit Committee in 2018, Mr. Pinola, received an annual cash retainer of $10,000 during the year. Mr. Fox did not receive compensation for serving as a Director during 2018.

In the fourth quarter of 2018, the Board of Directors retained an independent compensation consultant, Frederic W. Cook & Co., Inc. ("FW Cook"), to conduct a review of the compensation paid to the Directors as part of the Board of Directors' periodic review of such practices. Based on the results of that review and the advice of FW Cook, effective January 1, 2019, the Board of Directors approved increasing the annual cash retainer payable to the Independent Directors to $70,000 and the annual grant of common stock to $40,000. There was no change to the annual cash retainer payable to the Chairman of the Audit Committee. No compensation will be paid to Directors affiliated with our advisor.

2018 Director Compensation Table

Director	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total

Marshall E. Blume	$50,000	$25,000	$456	$75,456

Elizabeth P. Munson	50,000	25,000	456	75,456

Richard J. Pinola	60,000	25,000	456	85,456

	$160,000	$75,000	$1,368	$236,368

(1)
Amounts in the "Stock Awards" column reflect the grant date fair value of awards of shares of our Class A common stock granted for 2018, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, related to the annual grant of shares of our Class A common stock on July 2, 2018. The grant date fair values of awards were calculated by multiplying the number of shares granted by $8.57, the NAV of our Class A shares at the time of the grant date.
(2)
All Other Compensation reflects dividends paid during 2018 on the stock awards set forth in the table.
Board Report on Executive Compensation

SEC regulations require the disclosure of the compensation policies applicable to Executive Officers in the form of a report by the compensation committee of the Board of Directors (or a report of the full Board of Directors in the absence of a compensation committee). As noted above, CPA:18 – Global has no employees, paid no direct compensation and made no executive compensation decisions during 2018. As a result, CPA:18 – Global has no compensation committee, and the Board of Directors has not considered a compensation policy for employees and has not included a report with this Proxy Statement. Pursuant to the advisory agreement, we reimbursed our advisor for our proportional share of the personnel costs (excluding our Executive

Officers) incurred by the advisor and other WPC affiliates during 2018. Please see the section titled "Certain Relationships and Related Transactions" for details regarding reimbursements to WPC and its affiliates of personnel expenses pursuant to the advisory agreement.

Compensation Committee Interlocks and Insider Participation

As noted above, CPA:18 – Global's Board of Directors has not appointed a compensation committee. None of the members of CPA:18 – Global's Board of Directors are involved in a relationship requiring disclosure as an interlocking Executive Officer/Director, under Item 404 of Regulation S-K, or as a former officer or employee of CPA:18 – Global.

Proxy Statement and Notice of 2019 Annual Meeting      |     11

Securities Ownership of Certain Beneficial Owners, Directors and Management

"Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the SEC and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. We know of no stockholder who beneficially owned more than 5% of our outstanding shares.

The following table shows how many shares of CPA:18 – Global's Class A common stock were owned, as of March 31, 2019, by the Directors and Named Executive Officers, which under SEC Regulations consists of our Chief Executive Officer and our Chief Financial Officer. Directors and Named Executive Officers who owned no shares are not listed in the table. The business address of the Directors and Named Executive Officers listed below is the address of our principal executive office, 50 Rockefeller Plaza, New York, NY 10020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class

Elizabeth P. Munson	20,443	*

Richard J. Pinola	20,401	*

All Directors and Executive Officers as a Group (4 Individuals)	40,845	*

*
Less than 1%

(1)
Share amounts may not sum to total due to rounding of fractional shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our Directors, Executive Officers and any persons who are the beneficial owners of more than 10% of our shares file reports of their ownership and changes in ownership of our shares with the SEC and to furnish us with copies of all such Section 16 reports that they file. Based upon a review of the copies of such reports furnished to us as filed with the SEC and other written representations that no other reports were required to be filed during the year, we believe that, except as previously disclosed, our Directors and Executive Officers were in compliance with the reporting requirements of Section 16(a) during 2018. We know of no stockholder who beneficially owned more than 10% of our stock.

12      |     Proxy Statement and Notice of 2019 Annual Meeting

Audit Committee Matters

Audit Committee
Our Board of Directors has established a standing Audit Committee. The Audit Committee meets on a regular basis at least quarterly and throughout the year as necessary. The Audit Committee's primary function is to assist the Board of Directors in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements and independence qualifications, and the performance of our internal audit function and our Independent Registered Public Accounting Firm, all in accordance with the Audit Committee charter. The Directors who serve on the Audit Committee are all "independent" as defined in our Bylaws, the New York Stock Exchange listing standards and applicable rules of the SEC. The Audit Committee is currently comprised of Elizabeth P. Munson and Richard J. Pinola (Chairman). Our Board of Directors has determined that Mr. Pinola, an Independent Director, is a "financial expert" as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). Our Board of Directors has adopted a formal written charter for the Audit Committee, which can be found on our website (www.cpa18global.com) in the "Corporate Governance" section.

Proxy Statement and Notice of 2019 Annual Meeting      |     13

Report of the Audit Committee

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act except to the extent that we incorporate it by specific reference.

The Audit Committee reports as follows with respect to the audit of CPA:18 – Global's fiscal 2018 audited financial statements.

The Audit Committee held eight regularly scheduled meetings during 2018.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with the management of CPA:18 – Global.

Management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company's outside or external auditors, PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm. The Independent Registered Public Accounting Firm is responsible for auditing the annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee reviews the performance of the Company's internal audit function and the qualification of its audit personnel. The Audit Committee does not prepare financial statements or conduct audits.

The Audit Committee has discussed with the Company's Independent Registered Public Accounting Firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (the "PCAOB"). The Audit Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm's communication with the Committee concerning independence and has discussed with the Independent Registered Public Accounting Firm its independence from CPA:18 – Global. Based on review and discussions of CPA:18 – Global's audited financial statements with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2018 be included in the Company's Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit Committee:
Richard J. Pinola, Chairman Elizabeth P. Munson

14      |     Proxy Statement and Notice of 2019 Annual Meeting

Report of the Audit Committee
Fees Billed By PricewaterhouseCoopers LLP During Fiscal Years 2018 and 2017

The following table sets forth the approximate aggregate fees billed to CPA:18 – Global during fiscal years 2018 and 2017 by PricewaterhouseCoopers LLP, categorized in accordance with the rules and regulations of the SEC:

	2018	2017

Audit Fees(1)	$1,367,682	$1,328,626

Audit-Related Fees	—	—

Tax Fees(2)	461,581	376,757

All Other Fees	—	—

Total Fees	$1,829,263	$1,705,383

(1)
Audit Fees: this category consists of fees for professional services rendered for the audits of CPA:18 – Global's audited 2018 and 2017 financial statements and the review of the financial statements included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 for each of the 2018 and 2017 fiscal years.

(2)
Tax Fees: this category consists of fees billed to CPA:18 – Global by PricewaterhouseCoopers LLP of $429,770 and $357,333 for tax compliance services during 2018 and 2017, respectively, and $31,811 and $19,424 for tax consultation in connection with transactions during 2018 and 2017, respectively.
Pre-Approval by Audit Committee

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with such pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. If a non-audit service is required before the Audit Committee's next scheduled meeting, the Committee has delegated to its Chairman, Mr. Pinola, the authority to approve such services on its behalf, provided that such action is reported to the Committee at its next meeting.

Proxy Statement and Notice of 2019 Annual Meeting      |     15

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

From CPA:18 – Global's inception, we have engaged the firm of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm. The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP as the Company's auditors for 2019. PricewaterhouseCoopers LLP also currently serves as auditor for each of WPC, CWI 1, CWI 2 and Carey European Student Housing Fund I, L.P. A representative of PricewaterhouseCoopers LLP will be available at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from stockholders.

Although stockholder ratification of PricewaterhouseCoopers LLP's appointment is not required by our Charter, Bylaws or otherwise, the

Board of Directors is submitting the ratification of PricewaterhouseCoopers LLP's appointment for 2019 to the Company's stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2019, but will not be obligated to terminate the appointment. Even if the stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if the committee determines that such a change would be in the Company's interests.

The Board recommends a vote FOR the ratification of appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2019.

16      |     Proxy Statement and Notice of 2019 Annual Meeting

VIEW MATERIALS & VOTE w SCAN TO CORPORATE PROPERTY ASSOCIATES 18 - GLOBAL INCORPORATED ATTN: INVESTOR RELATIONS 50 ROCKEFELLER PLAZA, FL 2 NEW YORK, NY 10020 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E76949-P19465 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CORPORATE PROPERTY ASSOCIATES 18 - GLOBAL INCORPORATED For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following Directors to serve until the 2020 annual meeting: ! ! ! 1.Election of Directors Nominees: 01) Jason E. Fox 02) Elizabeth P. Munson 03) Richard J. Pinola The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! 2.Ratification of Appointment of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2019. NOTE: Such other matters as may properly come before the meeting at the discretion of the proxy holders. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. E76950-P19465 CORPORATE PROPERTY ASSOCIATES 18 - GLOBAL INCORPORATED Annual Meeting of Stockholders June 12, 2019 This proxy is solicited by the Board of Directors The undersigned stockholder of Corporate Property Associates 18 - Global Incorporated, a Maryland corporation (the "Company"), appoints Mallika Sinha and Susan C. Hyde, and each of them, with full power of substitution, as proxy to attend the Annual Meeting of Stockholders of the Company to be held at Corporate Property Associates 18 - Global Incorporated's executive offices, 50 Rockefeller Plaza, New York, New York 10020, on June 12, 2019, at 12:00 p.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. Continued and to be signed on reverse side